EXHIBIT 21

HERMAN MILLER, INC., SUBSIDIARIES

The Company's principal subsidiaries are as follows.

Name	Ownership	Jurisdiction of Incorporation
Colebrook Bosson & Saunders Products Limited	100% Company	England, U.K.
Colebrook Bosson Saunders, Pty. Ltd.	100% Company	Australia
Design Within Reach, Inc.	95% Company	Delaware
Geiger International, Inc.	100% Company	Delaware
Hemiri, S.A. de C.V.	100% Company	Mexico
Herman Miller Asia (Pte.) Ltd.	100% Company	Singapore
Herman Miller (Aust.) Proprietary Limited	100% Company	Australia
Herman Miller B.V.	100% Company	Netherlands
Herman Miller Canada, Inc.	100% Company	Canada
Herman Miller Consumer Co.	95% Company	Michigan
Herman Miller Consumer Corporation Canada	95% Company	Canada
Herman Miller Consumer Holdings, Inc.	95% Company	Michigan
Herman Miller do Brasil, Ltda.	100% Company	Brazil
Herman Miller (Dongguan) Furniture Co., Ltd.	100% Company	China
Herman Miller Finance Company (Hong Kong) LImited	100% Company	Hong Kong
Herman Miller Furniture (India) Pvt. Ltd.	100% Company	India
Herman Miller Global Customer Solutions (Hong Kong) Limited	100% Company	Hong Kong
Herman Miller Global Customer Solutions, Inc.	100% Company	Michigan
Herman Miller Global Holdings Luxembourg S.à r.l.	100% Company	Luxembourg
Herman Miller Holdings Limited	100% Company	England, U.K.
Herman Miller International Finance Luxembourg S.à r.l.	100% Company	Luxembourg
Herman Miller Japan, Ltd.	100% Company	Japan
Herman Miller Korea LLC	100% Company	Korea
Herman Miller Limited	100% Company	England, U.K.
Herman Miller Mexico S.A. de C.V.	100% Company	Mexico
Herman Miller (Ningbo) Furniture Co. Ltd.	100% Company	China
Herman Miller Servicios S. de R.L. de C.V.	100% Company	Mexico
HM Delaware LLC	100% Company	Delaware
HMI Liquidating Company	100% Company	Michigan
Maharam Fabric Corporation	100% Company	New York
Meridian Incorporated	100% Company	Michigan
Milsure Insurance, Ltd.	100% Company	Barbados
Nemschoff, Inc.	100% Company	Wisconsin
POSH Office Systems (Hong Kong) Limited	100% Company	Hong Kong
Sun Hing POSH Holdings Limited	100% Company	Hong Kong